UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

STANDARD DIVERSIFIED OPPORTUNITIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 824-7062

Special Diversified Opportunities Inc.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

As previously reported, on November 25, 2016, Standard Diversified Opportunities Inc. (f/k/a Special Diversified Opportunities Inc.) (the “Company”) and Standard General Master Fund L.P. (“SG Master Fund”), P Standard General Ltd. (“PSG”) and Standard General Focus Fund L.P. (“Focus Fund” and, collectively with SG Master Fund and PSG, the “SG Parties”) entered into a Contribution and Exchange Agreement, as amended by the: (1) First Amendment to Contribution and Exchange Agreement, dated January 25, 2017, (2) Second Amendment to Contribution and Exchange Agreement, dated April 5, 2017, and (3) Third Amendment to Contribution and Exchange Agreement, dated May 3, 2017 (as amended, the “Contribution and Exchange Agreement”). Pursuant to the Contribution and Exchange Agreement, the SG Parties agreed to contribute, or cause to be contributed to the Company, approximately 9,842,373 shares of voting Turning Point Common Stock, consisting of (i) certain shares of Turning Point Common Stock (“Contributed Shares”) held by the SG Parties or which the SG Parties have the right to acquire prior to the contribution and (ii) certain shares of Turning Point Common Stock (“Additional Shares”) held by certain third parties (“Additional Persons”) over which the SG Parties have certain disposition and other rights. Such transaction is referred to herein as the “Contribution and Exchange.”

In exchange for the Contributed Shares and the Additional Shares, the Company agreed to issue to the SG Parties and the Additional Persons (as applicable) shares of the Class A Common Stock (as defined herein) of the Company based on an exchange ratio, calculated as of the closing of the Contribution and Exchange, equal to the lesser of (i) the 30-calendar day trailing VWAP of the Turning Point Common Stock divided by the 30-calendar day trailing VWAP of the Common Stock of the Company (as adjusted to reflect the reclassification of the Common Stock of the Company pursuant to the Interim Charter Amendment (as defined herein)) and (ii) the 30-calendar day trailing VWAP of the Turning Point Common Stock divided by the pro forma book value per share of the Company. Prior to the consummation of the Contribution and Exchange, the Company agreed to amend and restate the certificate of incorporation of the Company (the “Interim Charter Amendment”) to provide for, among other things, (x) the reclassification (the “Reclassification”) of every twenty five (25) shares of the common stock, par value $0.01 per share, of the Company into a one share of a new class of common stock, par value $0.01 per share, designated as “Class A Common Stock” (the “Class A Common Stock”) and (y) the authorization for issuance of an additional class of common stock, par value $0.01 per share, of the Company designated as “Class B Common Stock” (the “Class B Common Stock”). Prior to the closing of the Contribution and Exchange, the Company declared a dividend of one share of Class B Common Stock for each outstanding share of Class A Common Stock (the “Dividend”), payable to holders of record of the Class A Common Stock on June 2, 2017.

The closing of the Contribution and Exchange is occurring on June 1, 2017.  Also on June 1, 2017, the Company provided notice to The Depository Trust Company that the effective time for the Dividend is June 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED OPPORTUNITIES INC.

Date: June 1, 2017	By:	/s/ Edward J. Sweeney
Name: Edward J. Sweeney
Title: Interim Chief Financial Officer